UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2024

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 220-6814

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2024, Signing Day Sports, Inc., a Delaware corporation (the “Company”), entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”). Pursuant to the ATM Agreement, the Company may offer and sell, from time to time, shares of its common stock, par value $0.0001 per share (“common stock”), through or to Wainwright as the Company’s sales agent or as principal, subject to the terms and conditions set forth in the ATM Agreement. The Company has authorized the sale, at its discretion, of shares of common stock in an aggregate offering amount up to $2,709,817 under the ATM Agreement. Wainwright will use commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of common stock from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Upon delivery of a placement notice, and subject to the Company’s instructions in that notice, and the terms and conditions of the ATM Agreement generally, Wainwright may sell shares of common stock by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The offer and sale of shares of common stock will be made pursuant to the Company’s shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (“SEC”) on December 2, 2024 (File No. 333-283559) (the “Registration Statement”), and a related prospectus, as supplemented by a prospectus supplement pursuant to Rule 424(b) under the Securities Act. The Company will not make any offers or sales of shares of common stock or any other securities registered thereunder unless and until the Registration Statement is declared effective by the SEC. The Company is not obligated to make any sales of shares of common stock under the ATM Agreement and no assurance can be given that the Company will sell any shares of common stock under the ATM Agreement, or, if the Company does, as to the price or amount of shares of common stock that the Company will sell, or the dates on which any such sales will take place.

The Company or Wainwright, under certain circumstances and upon notice to the other, may suspend the offering of shares of common stock under the ATM Agreement. The offering of shares of common stock pursuant to the ATM Agreement will terminate upon the sale of shares of common stock in an aggregate offering amount equal to $2,709,817, or sooner if either the Company or Wainwright terminates the ATM Agreement.

The Company will pay Wainwright a cash commission equal to 3.0% of the gross proceeds from each sale of shares of common stock sold pursuant to the ATM Agreement, and will reimburse Wainwright for certain specified expenses, including the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the ATM Agreement in an amount up to $50,000 and up to $2,500 per due diligence update session.

The Company made certain customary representations, warranties and covenants in the ATM Agreement concerning the Company and the Registration Statement, prospectus, prospectus supplement and other documents and filings relating to the offering of the shares of common stock. In addition, the Company has agreed to indemnify Wainwright against certain liabilities, including liabilities under the Securities Act.

Except as otherwise disclosed above, there have been no material relationships between Wainwright and the Company or any of the Company’s affiliates.

The ATM is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	At The Market Offering Agreement, dated as of December 2, 2024, between Signing Day Sports, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 1.3 to the Registration Statement on Form S-3 filed on December 2, 2024)
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2024	Signing Day Sports, Inc.

/s/ Daniel Nelson
Name: Daniel Nelson
Title: Chief Executive Officer

2